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                                                                 Exhibit 10.35.1


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This First Amendment (this "AMENDMENT") to that certain Employment Agreement dated as of January 4, 2000 (the "EMPLOYMENT AGREEMENT") among Charles
R. Eitel (the "EXECUTIVE"), Simmons Holdings, Inc., a Delaware corporation ("HOLDINGS"), and Simmons Company, a Delaware corporation (the "COMPANY") is entered into as of this 16th day of June, 2000 among the Executive, Holdings and the Company. Terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         The Employment Agreement is hereby amended to the extent set forth below, such amendment to be effective upon the execution hereof by Holdings, the Company and the Executive. All other provisions of the Employment Agreement shall remain in full force and effect.

1. ANNUAL BONUS. The annual bonus provision set forth in Section 3.2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  ANNUAL BONUS. As additional compensation for services hereunder, the Executive shall be eligible for a bonus for each Bonus Year commencing on the first day of each fiscal year and ending on or prior to the last day of the term hereof. For the sole purpose of calculating Executive's annual bonus for fiscal year 2000 pursuant to this Section 3.2, the Executive will be presumed to have commenced employment with the Company as of the first day of fiscal year 2000. The target bonus payable for any Bonus Year shall equal 80% of the Salary (the "TARGET BONUS"). The actual amount of any such bonus payable with respect to any Bonus Year shall be based upon the Company's achievement of specified performance targets set by the Board for such Bonus Year, as set forth on Exhibit A hereto. Such performance targets will be determined and set by the Board at the beginning of each Bonus Year as set forth on Exhibit A and will be based upon various performance measures such as EBITDA and sales. Any bonus payable under this Section 3.2 is referred to herein as an "ANNUAL BONUS".

2. EXHIBIT A. Exhibit A of the Employment Agreement is hereby amended to read in its entirety as follows:



                  ILLUSTRATION OF COMPUTATION OF ANNUAL BONUS


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                  % of Performance
                  ----------------
                  Targets Achieved                        % of Target Bonus
                  ----------------                        -----------------

         less than or equal to 90                            0

                    91                                      10

                    92                                      20

                    93                                      30

                    94                                      40

                    95                                      50

                    96                                      60

                    97                                      70

                    98                                      80

                    99                                      90

                    100                                     100

- A minimum achievement of at least 91% of the performance targets is required in order for any portion of the Annual Bonus to be awarded.

- Upon attaining 100% of the performance targets, the amount of the Annual Bonus is increased thereafter by 5% of the Salary for each 1% increase over the performance targets.

- The Board will approve performance targets for any Bonus Year on or prior to the later of (a) the date which is 45 days after the end of the immediately preceding fiscal year or (b) the date which is 15 days after the release of the audited financial statements of the Company for the immediately preceding fiscal year.

3. MISCELLANEOUS. The Employment Agreement is confirmed as being in full force and effect. This Amendment and the Employment Agreement constitute the entire agreement between the parties hereto, and supersede any and all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment with the Company; PROVIDED, HOWEVER, that this Amendment shall not terminate or supersede any additional obligations of the Employee pursuant to any other agreement (including, without limitation, the Employment Agreement) with respect to the Proprietary Information, Confidential Information or the like or with respect to any restrictions on the activities of the Employee or the like or with respect to the securities of the Company. This Amendment may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Each of this Amendment and the Employment Agreement shall inure to the benefit of and be binding upon (a) the Executive, his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees


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and (b) the Company and its successors (including by means of reorganization, merger, consolidation or liquidation) and permitted assigns. The validity, interpretation, construction and performance of this Amendment and the legal relations created thereby shall be governed by the domestic substantive laws of the State of Georgia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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              IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.

                                          THE COMPANY:

                                          SIMMONS COMPANY


                                          By /s/ WILLIAM S. CREEKMUIR
                                            ---------------------------------
                                              Name: William S. Creekmuir
                                              Title: EVP&CFO


                                          THE EXECUTIVE:
                                          /s/ CHAIRMAN CHARLES R. EITEL
                                          -----------------------------------
                                          Charles R. Eitel





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                                          HOLDINGS:

                                          SIMMONS HOLDINGS, INC.



                                          By  /s/ MARK R. GENENDER
                                               --------------------------
                                               Name:
                                               Title:


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